EXHIBIT 21


                              LIST OF SUBSIDIARIES



                                                             Percentage
                                              State or         Voting
                  Name                      Jurisdiction     Securities
                                                 Of             Owned
                                            Incorporation     By Parent

National Clearing Corp.                         Utah             100%
JB Oxford & Company                             Delaware         100%
JB Oxford Insurance Services (inactive)         California       100%
Ficorp, Inc. (inactive except for an
office lease being paid by the entity)          Nevada           100%
ISP Solutions, Inc. (inactive)                  Nevada           100%
Reynolds, Kendrick & Stratton, Inc,             California       100%
(inactive)
Prolyx Data Systems, Inc. (inactive)            California       90%

The subsidiaries listed above are subsidiaries owned by JB Oxford Holdings, Inc. with National Clearing Corp. and JB Oxford & Company being the significant subsidiaries of the Company.